FORM 8-K



                 SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C.  20549



                           CURRENT REPORT



               Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934

                      Date of Report: June, 1999


                    MAINE PUBLIC SERVICE COMPANY
                    (Exact name of registrant as
                      specified in its charter)



             Maine                        1-3429         01-0113635
     (State, or other jurisdiction     (Commission       (IRS Employer
           of incorporation)           File Number)    Identification No.)


          209 State Street, Presque Isle, Maine        04769
          (Address of principal executive offices)     (Zip Code)


     Registrant's Telephone Number, Including Area Code    207-768-5811















Current Report, Form 8-K for                                Date of Report
Maine Public Service Company                                June, 1999

Item 5(a) Other Material Events - Sale of Generating Assets

          Reference is made to the Company's Form 10-Q, item 3(b) for the quarter ended March 31, 1999, in which the Company reported that the Maine Public Utilities Commission (MPUC), on April 5, 1999, approved the sale of the Company's generating assets to WPS Power Development, Inc. (WPS-PDI). In addition, on April 14, 1999, the Federal Energy Regulatory Commission (FERC) issued its Order authorizing the sale of the Company's generating assets. On June 8, 1999, the Company completed the sale of its generating assets to subsidiaries of WPS-PDI for the previously reported sale price of $37.425 million. The generating sale consisted of hydro and fossil generating plants with a total capacity of 91.8 megawatts.
          The Company will continue to buy energy from these facilities under power agreements with the new owners until March 1, 2000, when retail access in Maine begins.

          On June 9, 1999, the Company issued the following release:

          "Maine Public Service Company Sells Generating Assets"
          Presque Isle, Maine, June 9, 1999. On June 8, 1999, Maine Public Service Company completed the sale of its generating assets, totaling
          91.8 megawatts of capacity, to subsidiaries of WPS Power Development, Inc. for $37.425 million. The sale, which was announced eleven months ago, required approvals from the Maine Public Utilities Commission, Federal Energy Regulatory Commission, the National Energy Board of Canada, the Lieutenant-Governor in Council of New Brunswick and various State, Federal and Canadian agencies. WPS-PDI is a wholly-owned subsidiary of WPS Resources Corporation, with headquarters in Green Bay, Wisconsin.

          Facilities sold include: 34.5 MW of hydroelectric and diesel generating units at the Canadian subsidiary, Maine & New Brunswick Electrical Power Co., Ltd., (Tinker Plant), as well as its transmission system and interconnection with NB Power; 31 MW of hydroelectric, oil-fired steam, and diesel generating facilities at the Caribou Generating Station; 1.4 MW at Squa Pan hydroelectric generating station and storage dam; 4.2 MW at Flo's Inn diesel generating station; a dismantled diesel unit at Houlton; the Millinocket Lake storage dam; and the Company's joint ownership share equivalent to 20.7 MW of Wyman Unit No. 4, an oil-fired plant in Yarmouth, Maine.

          The Company's 5% ownership share in Maine Yankee was not part of the sale, because the plant has permanently shut down and is now undergoing decommissioning. The rights to the 18.1 MW purchased under an



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Current Report, Form 8-K for                                Date of Report
Maine Public Service Company                                June, 1999

          agreement with Wheelabrator-Sherman are not included in the final sale. When retail access begins, MPS will auction the W-S entitlement to a third party until 2006, when the agreement with W-S expires. MPS has agreed to buy back electricity from WPS-PDI at a set price to cover the period between the closing date and February 29, 2000, when retail access begins.

          "This Company's involvement in generation began in 1903, when our Canadian Subsidiary, Maine and New Brunswick Electrical Power Company, Limited, was formed to develop a hydroelectric facility located at Aroostook Falls, New Brunswick." states Paul Cariani, President and CEO of Maine Public Service Company. "Although we will no longer be producing electricity, we will be providing our customers with electricity under existing power contracts until March 1, 2000, when retail access begins in Maine. On March 1, 2000, customers will choose their supplier of electricity, but we will continue to provide their transmission and distribution services."

          After paying $13.8 million (U.S.) in Canadian, Federal and State income taxes, the remaining proceeds will be used to reduce the Company's debt. "After the sale," Cariani stated, "our Company's improved financial condition will allow us to meet the challenges of deregulation. The gain from the sale of our generating assets will also reduce stranded costs, therefore, reducing customer rates in the future."

          _________________________

          This report contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Readers are therefore urged not to place undue reliance on such forward-looking statements. A number of factors that could cause actual results to differ materially from those projected in this report are listed in the Annual Report on Form 10-K of Maine Public Service Company for the year ended December 31, 1998.

                                        MAINE PUBLIC SERVICE COMPANY
                                                Registrant


Dated: June 9, 1999                      /s/   Larry E. LaPlante
                                         Larry E. LaPlante, Vice President,
                                         Treasurer and Chief Financial Officer





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